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                                                                  EXHIBIT 10.11c


Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended. Omitted information has been replaced with asterisks.


       AMENDMENT NUMBER ONE TO THE LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

                                    BETWEEN

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                      AND

                       AMERICAN SHARED HOSPITAL SERVICES

This Amendment Number One (1), effective August 1, 1995, constitutes the first amendment to the lease Agreement for a Gamma Knife Unit which was first effective on September 17, 1991 between the Regents of the University of California (hereinafter referred to as "University"), and American Shared Hospital Services, a California Corporation (hereinafter referred to as "ASHS").

WHEREAS, the parties hereto desire to amend the above referenced Agreement;

NOW THEREFORE, it is hereby agreed between the parties that said Agreement is amended as follows:

1. The initial term of this Agreement shall be extended through September 17, 1998.

2.  [*]

3.  Paragraph 14 shall be deleted and replaced by the following:

        14.  Options to Extend Agreement.

             (a) University shall have the option at the end of the seven (7) year initial Term to:

                        (i)   [*]

                       (ii)   [*}
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                      (iii)  [*]

University shall exercise one (1) of the three (3) options referred to above, by mailing an irrevocable written notice thereof to ASHS at Four Embarcadero Center, Suite 3620, San Francisco, California 94111 by registered mail, postmarked on or before the end of the sixth (6th) year of the seven (7) year initial Term of this Agreement. Any such notice shall be sufficient if it states in substance that the University elects to exercise its option and states which of the three (3) options referred to above University is exercising. [*].

In the event University chooses to exercise either option (i) or (ii) of the options listed above, the following terms shall apply to the transaction:

The "Closing Date" shall be the first (1st) business day eighty-four (84) months after the Commencement Date. The Closing Date may be extended by mutual agreement of the parties.

On or before the Closing Date, University shall deliver to ASHS cash funds in the amount of the purchase price.

On or before the Closing Date, ASHS shall deliver to University four (4) duplicate original copies of a bill of sale duly executed and acknowledged by University and the legal owner of the Equipment, which bills of sale shall warrant and defend University from and against any and all liens, encumbrances, security interests for claims of third parties, and shall be in a form reasonably satisfactory to counsel for University.

At the time University receives free and clear title to the Gamma Knife, ASHS agrees that the Gamma Knife equipment shall include the Hewlett-Packard hardware and Gamma Plan software that is currently a part of the Equipment and is part of a Beta Test Site agreement with Elektra.

It is understood by ASHS and University that ASHS is not responsible for any additional hardware, Cobalt reloading, or software changes and/or other modifications to the Gamma Knife Unit except as agreed upon by the University and ASHS. This Agreement may be modified to reflect any changes and/or modifications.


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5.   University understands that ASHS will modify or enter into a new Gamma
     Knife maintenance Agreement with Elekta. ASHS shall insure University that it will receive equipment service comparable to that available under the original service agreement with Elekta. ASHS shall provide University with copies of the new service agreement prior to entering into the Agreement.

6. ASHS shall insure that the refinancing of its current Gamma Knife loan will in no way infringe on University's contract terms and conditions to own the Gamma Knife at the completion of the initial term of this Agreement.

7. The University may re-open negotiations on price and service at any time during the period of the Agreement. It is understood by University, however, that ASHS is under no obligations to make any changes or modifications to this Agreement.


All the other terms and conditions of the original Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date indicated.

AMERICAN SHARED HOSPITAL SERVICES            THE REGENTS OF THE
                                             UNIVERSITY OF CALIFORNIA


BY:  /s/ Ernest A. Bates, M.D.               BY:  /s/ Chuck Hancock
    --------------------------                   -------------------------
    Ernest A. Bates, M.D.

TITLE: Chairman and CEO                      TITLE: SR. MEDICAL BUYER
    --------------------------                   -------------------------


DATE: August 22, 1995                        DATE: August 22, 1995
    --------------------------                   -------------------------




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